Exhibit 99.1

For Immediate Release	News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

TAILORED BRANDS ANNOUNCES SALE OF

CORPORATE APPAREL BUSINESS FOR $62 MILLION IN CASH;

PROVIDES UPDATE ON FISCAL 2019 SECOND QUARTER RESULTS

•                  Sale positions Tailored Brands to strengthen balance sheet and focus on core business

•                  Expects Q2 2019 GAAP EPS of $0.64 to $0.66

•                  Expects Q2 2019 Adjusted EPS(1) of $0.78 to $0.80, above prior guidance of $0.65 to $0.70

FREMONT, CA — August 19, 2019 — Tailored Brands, Inc. (NYSE: TLRD) today announced that it has closed the sale of its corporate apparel business to a group led by the existing corporate apparel U.K. executive team for total cash consideration of $62 million, subject to certain working capital adjustments.  Of the $62 million in total consideration, approximately $56 million was received upon closing and approximately $6 million is deferred to the first quarter of fiscal 2020.

“We are pleased to have reached an agreement to sell our corporate apparel business.  The consummation of this transaction supports our previously stated strategy to focus on our core retail business in the U.S. and Canada while reducing debt,” said Tailored Brands President and CEO Dinesh Lathi.  “We thank the management team and employees for their many contributions and wish them well.”

The Company will use cash proceeds from the transaction to reinvest in its business in accordance with the provisions of its term loan.  This will free up funds previously slated for capital expenditures for debt reduction.

The transaction represents a multiple of 4.3 times fiscal 2018 Adjusted EBITDA for the corporate apparel business, which had net sales of $235.4 million in fiscal 2018.  Please see the reconciliation of adjusted EBITDA for the corporate apparel business, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this press release.

The Company was advised on the transaction by Edwin Coe LLP and Vorys, Sater, Seymour and Pease LLP.  Houlihan Lokey, Inc. served as financial advisor to the Tailored Brands Board of Directors.

(1)In the second quarter of fiscal 2019, adjusted diluted EPS excludes net charges of $10.4 million comprised of $8.1 million of charges related to our multi-year cost savings and operational excellence programs (consisting of $6.1 million of consulting costs, $1.9 million of severance costs and $0.1 million of lease termination costs) and $3.2 million of costs related to the closure of a distribution center in Canada primarily from the write-off of rental product, offset by a $0.9 million net favorable adjustment primarily related to a derivative instrument entered into for our corporate apparel business.  Please see the reconciliation of adjusted diluted EPS, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this press release.

Fiscal 2019 Second Quarter Results

For the fiscal 2019 second quarter, the Company expects to report net sales in the range of $787.0 to $789.0 million, GAAP diluted EPS in the range of $0.64 to $0.66 and adjusted diluted EPS in the range of $0.78 to $0.80, which is above the Company’s expected adjusted EPS range of $0.65 to $0.70 provided on June 12, 2019.  The Company noted that its updated adjusted EPS guidance includes a $0.02 benefit from a lower-than-anticipated effective tax rate.  In addition, the Company expects to report comparable sales for each of its retail brands in line with its outlook provided on June 12, 2019.

“We are pleased to provide updated guidance for second quarter adjusted EPS that is above our previous outlook,” said Tailored Brands President and CEO Dinesh Lathi.  “We remain focused on improving our performance by transforming our customer experience through three key strategic initiatives: delivering personalized products and services, inspiring and seamless experiences in and across every channel, and brands that stand for more than just price.  We look forward to sharing more about our progress on these initiatives on our upcoming conference call in September.”

The Company’s anticipated fiscal second quarter adjusted diluted EPS excludes net charges of $10.4 million comprised of $8.1 million of charges related to our multi-year cost savings and operational excellence programs (consisting of $6.1 million of consulting costs, $1.9 million of severance costs and $0.1 million of lease termination costs) and $3.2 million of costs related to the closure of a distribution center in Canada primarily from the write-off of rental product, offset by a $0.9 million net favorable adjustment primarily related to a derivative instrument entered into for our corporate apparel business.  Please see the reconciliation of adjusted diluted EPS, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this press release.

Conference Call and Webcast Information

As previously announced, Tailored Brands will report its fiscal 2019 second quarter results on Wednesday, September 11, 2019 after market close.

At 5:00 p.m. Eastern time on Wednesday, September 11, 2019, management will host a conference call and webcast to discuss fiscal 2019 second quarter results.  To access the conference call, please dial 201-689-8029.  To access the live webcast, visit the Investor Relations section of the Company’s website at http://ir.tailoredbrands.com.  The webcast archive will be available on the website for approximately 90 days.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 locations in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com and www.kgstores.com.

This press release contains forward-looking information, including the Company’s statements regarding its anticipated second quarter fiscal 2019 net sales, comparable sales, effective tax rate and diluted earnings per share, and its strategy to focus on core retail business and reduce debt. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

(Tables Follow)

Use of Non-GAAP Financial Measures

The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, financial information prepared in accordance with GAAP.  Management strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Corporate Apparel Fiscal 2018 Adjusted EBITDA

Management has included non-GAAP financial information in this release to enhance the user’s overall understanding of the corporate apparel business’s financial performance by removing the impacts of a goodwill impairment charge in fiscal 2018 that we believe is not indicative of its core business results.

Corporate Apparel Segment (amounts in millions)	Fiscal Year Ended February 2, 2019
Net loss	$(13.0)

Add: Income tax benefit	(3.0)

Add: Interest expense	—
Earnings before interest and taxes (EBIT)	(16.0)

Add: Depreciation and amortization	6.5

Earnings before interest, taxes, depreciation and amortization (EBITDA)	(9.5)

Goodwill impairment charge	24.0

Adjusted EBITDA	$14.5

Fiscal 2019 Second Quarter Adjusted EPS

In addition to providing anticipated financial results in accordance with GAAP, we have provided anticipated adjusted information for our fiscal second quarter ending August 3, 2019.  This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s financial performance by removing the impacts of large, unusual or unique transactions that we believe are not indicative of our core business results.  For the second quarter of fiscal 2019, adjusted items consist of charges related to our multi-year cost savings and operational excellence programs, and costs related to the closure of a distribution center in Canada, offset by a favorable adjustment related to the disposal of our corporate apparel business.

Management uses these adjusted results to assess the Company’s performance, to make decisions about how to allocate resources and to develop expectations for future performance.  In addition, adjusted EPS is used as a performance measure in the Company’s executive compensation program to determine the number of performance units that are ultimately earned for certain equity awards.

GAAP to Non-GAAP Adjusted
Reconciliation of Anticipated Adjusted EPS for Fiscal 2019 Second Quarter

Diluted EPS- GAAP Basis	$0.64 - $0.66
Adjustments	$0.14
Diluted EPS- Non-GAAP Adjusted	$0.78 - $0.80